Exhibit 3.2

THIRD AMENDMENT

TO

THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

OF

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3

THIS THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3 (this “Amendment”) is entered into as of October 12, 2006, by and among ConCap Equities, Inc., a Delaware corporation (the “General Partner”), and each of the Limited Partners. All capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings given to them in the Partnership Agreement (as defined below).

Recitals

WHEREAS, Consolidated Capital Institutional Properties/3, a California limited partnership (the “Partnership”), is governed pursuant to the terms of that certain Second Amended and Restated Limited Partnership Agreement of Consolidated Capital Institutional Properties/3, dated as of July 15, 1985 (the “Partnership Agreement”); and

WHEREAS, the General Partner has obtained consents of the requisite percentage-in-interest of the Limited Partners (i.e., Limited Partners holding a majority of Units of all of the Limited Partners), necessary to amend the Partnership Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the premises, the agreement of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereby agree as follows:

1.

Purpose of the Partnership and Investment Objectives. The first paragraph of Section 1.05 of the Partnership Agreement is hereby amended to read as follows:

“Purpose of Partnership and Investment Objectives. The principal purpose of the Partnership is to lend funds in return for Participating Notes secured by deeds of trust on real properties (including apartment buildings, shopping centers, industrial projects, office buildings, and other similar properties) as shall from time to time be acquired by one or more Borrowers or such other entity or entities of which a Borrower is the general partner or managing partner and to engage in any and all general business activities related and incidental to those purposes, including, without limitation, the acquisition, ownership, improvement, redevelopment (including demolition and rebuilding), management, operation, leasing, financing, refinancing, sale or exchange of any real or personal property (including the transfer of such property to a single-purpose wholly-owned subsidiary of the Partnership) obtained (a) in connection with the exercise of any remedy available to the Partnership under the Participating Notes or the Master Loan Agreement, or (b) in a transaction ( a “1031 Transaction”) that is intended to be a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, or any successor statute, at law or in equity (including, without limitation with respect to both clauses (a) and (b), those properties commonly known as (i) Cedar Rim in New Castle, Washington, (ii) Hidden Cove by the Lake in Belleville, Michigan, (iii) Lamplighter Park in Bellevue, Washington, (iv) Park Capitol in Salt Lake City, Utah, (v) Tamarac Village I — IV in Denver, Colorado, (vi) Williamsburg Manor in Cary, North Carolina, and (vii) Sienna Bay (f/k/a Sandpiper I and II) in St. Petersburg, Florida); provided, however, that the Partnership shall not own or lease property jointly or in partnership with others but it may transfer any such property to a single-purpose wholly-owned subsidiary. The Participating Notes offer the potential for: (i) preserving and protecting the Limited Partners’ original Invested Capital; (ii) providing quarterly distributions from interest received from the

Borrowers or other sources; and (iii) providing special payments to the extent of additional interest received from such Participating Notes.”

2.

Powers and Duties of the General Partner.

(a)

The fourth sentence of the first paragraph of Section 2.01 of the Partnership Agreement is hereby amended to read as follows:

“The General Partner shall have the rights, powers and authority granted to the General Partner hereunder or by law, or both, to obligate and bind the Partnership and, on behalf and in the name of the Partnership, to take such action as the General Partner deems necessary or advisable, including without limitation, making, executing and delivering loan and other agreements, such as leases, assignments and transfers and agreements to purchase, sell, exchange, lease or otherwise deal with real or personal property, escrow instructions, advances under the Participating Notes, pledges, deeds of trust, mortgages and other security agreements, promissory notes, checks, drafts and other negotiable instruments and all other documents and agreements which the General Partner deems reasonable or necessary in connection with the lending and investment of the Partnership’s net proceeds resulting from the Capital Contributions received and the management of such assets, including, without limitation, the acquisition, ownership, improvement, redevelopment (including demolition and rebuilding), management, operation, leasing, financing, refinancing, sale or exchange of any real or personal property (including the transfer of such property to a single-purpose wholly-owned subsidiary of the Partnership) obtained (a) in connection with the exercise of any remedy available to the Partnership under the Participating Notes or the Master Loan Agreement, or (b) in a 1031 Transaction (including, without limitation with respect to both clauses (a) and (b), those properties commonly known as (i) Cedar Rim in New Castle, Washington, (ii) Hidden Cove by the Lake in Belleville, Michigan, (iii) Lamplighter Park in Bellevue, Washington, (iv) Park Capitol in Salt Lake City, Utah, (v) Tamarac Village I — IV in Denver, Colorado, (vi) Williamsburg Manor in Cary North Carolina, and (vii) Sienna Bay (f/k/a Sandpiper I and II) in St. Petersburg, Florida).”

(b)

The penultimate sentence of the second paragraph of Section 2.01 of the Partnership Agreement is hereby amended to read as follows:

“The Partnership shall not be permitted to purchase real property, directly or indirectly, but it may acquire real property upon exercising any remedy under the Participating Note and the Master Loan Agreement or in a 1031 Transaction.”

3.

Compensation of General Partners and Affiliates.

(a)

The second paragraph of Section 2.04 of the Partnership Agreement is hereby amended by adding the following sentence to the end of such paragraph:

“Notwithstanding the foregoing, the General Partner and its Affiliates shall be entitled to render services to the Partnership in connection with redevelopment of any of the properties owned by the Partnership, and receive fees or other compensation from the Partnership for such services, provided that any such fees or other compensation shall not exceed an amount which is competitive in price and terms with other nonaffiliated Persons rendering comparable services.”

(b)

The third paragraph of Section 2.04 of the Partnership Agreement is hereby amended in its entirety to read as follows:

“Certain items of compensation and payments also (i) will be advanced to the Borrowers by the Partnership and may be used to pay to partners of the Borrowers, the General Partner and/or their Affiliates or any Sponsor in connection with the Borrowers’ purchase, operation and sale of the properties, or (ii) may be made by the Partnership to pay the General Partner and/or its Affiliates in connection with the Partnership’s operation and sale of any real or personal property (including any property transferred to a single-purpose wholly-owned subsidiary of the Partnership) obtained (a) in connection with the exercise of any remedy available to the Partnership under the Participating Notes or the Master Loan Agreement, or (b) in a 1031 Transaction.

(a) Borrower’s Expense Reserve. For providing services to a Borrower, including but not limited to administrative services, arranging each of the loans obtained by such Borrower to purchase real property which secures the Participating Note, and fees to be paid in connection with the acquisition of such property, a Borrower’s Expense Reserve from amounts borrowed from the Partnership will be used to make such payments in an amount not to exceed 6% of such Borrower’s Expenses of Acquisition. The aggregate Purchase Price of each property acquired by a Borrower (including such advances for Borrower’s Expense Reserve) may not exceed such property’s Appraised Value. The Borrowers will not borrow from the Partnership an aggregate amount for Borrowers’ Expense Reserves that exceeds in the aggregate 6% of the Partnership’s Capital Contributions raised in this offering.

(b) Property Management Fees. For rendering property management services to a Borrower, or the Partnership in connection with the Partnership’s operation and sale of any real or personal property (including any property transferred to a single-purpose wholly-owned subsidiary of the Partnership) obtained (a) in connection with the exercise of any remedy available to the Partnership under the Participating Notes or the Master Loan Agreement, or (b) in a 1031 Transaction., property management fees payable by such Borrower or the Partnership, as applicable, from the properties’ gross revenues, equal to 5% of actual gross receipts collected and received from the managed properties which secure the Participating Note related to such property or which have been obtained by the Partnership as described above, but not to exceed in any event an amount which is competitive in price and terms with other nonaffiliated Persons rendering comparable services, plus reimbursement of certain expenses related to operations of the properties. “Property Management Fee” means the fee paid for the day-to-day professional management services in connection with the Borrower’s or the Partnership’s properties, as applicable. The Affiliate receiving such fee shall pay from such fee, and not as an expense of a Borrower or the Partnership, as applicable, the expenses of rendering such day-to-day property management services; provided, however, that the wages and expenses of building managers and personnel, suppliers, repair, furniture and equipment costs and such other costs as are directly attributable to a Borrower’s or the Partnership’s property operations, as applicable, will be paid by such party in addition to the Property Management Fee. The Affiliates rendering such services may subcontract to a qualified firm or firms such day-to-day property management and the cost of such services shall be an expenses of such Borrower or the Partnership, as applicable.

(c) Real Estate Brokerage (resale) Commissions. For acting as a real estate broker in connection with the sale of any property, or any portion thereof, owned by a Borrower or the Partnership, as applicable, Real Estate Brokerage (resale) Commissions payable by such Borrower or the Partnership from the properties’ net sale proceeds received from unaffiliated parties, equal to the lesser of the standard real estate commission or 5% of the sales price of each property.”

4.

Loans by Sponsors.  The last sentence of Section 4.11 of the Partnership Agreement is his hereby deleted.

(a)

Section 4.11 of the Partnership Agreement is hereby amended by adding the following sentence to the end of such section:

“Notwithstanding any provision of the Partnership Agreement, including this Section 4.11, to the contrary, the Partnership may obtain financing from the General Partner or any of its Affiliates in order to cover (i) operating deficits or other contingencies relating to the Partnership, or (ii) the redevelopment costs of any real property owned, directly or indirectly, by the Partnership, provided that any such financing shall not be on terms, as to interest rates and other finance charges and fees, in excess of amounts that are charged by unrelated banks on comparable loans for the same purpose, and, if a property is involved, in the locality of the property. No prepayment charge or penalty shall be required by any Sponsor or General Partner on a loan to the Partnership.”

5.

Miscellaneous.

(a)

Effect of Amendment. In the event of any inconsistency between the terms of the Partnership Agreement and the terms of this Amendment, the terms of this Amendment shall prevail. In the event of any conflict or apparent conflict between any of the provisions of the Partnership Agreement as amended by this Amendment, such conflicting provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b)

Ratification. Except as otherwise expressly modified hereby, the Partnership Agreement shall remain in full force and effect, and all of the terms and provisions of the Partnership Agreement, as herein modified, are hereby ratified and reaffirmed. Except as amended hereby, the Partnership Agreement shall continue, unmodified, and in full force and effect.

(c)

Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

(d)

Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

The General Partner:

CONCAP EQUITIES, INC.

By:

/s/ Harry Alcock

Name: Harry Alcock

Title: Executive Vice President

The Limited Partners:

AIMCO IPLP, L.P.

By:

AIMCO/IPT, Inc.,

Its General Partner

By:

/s/ Harry Alcock

Name: Harry Alcock

Title: Executive Vice President

MADISON RIVER PROPERTIES, LLC

By:

AIMCO IPLP, L.P.,

Its Sole Member

By:

AIMCO/IPT, Inc.,

Its General Partner

By:

/s/ Harry Alcock

Name: Harry Alcock

Title: Executive Vice President

COOPER RIVER PROPERTIES, LLC

By:

AIMCO IPLP, L.P.,

Its Sole Member

By:

AIMCO/IPT, Inc.,

Its General Partner

By:

/s/ Harry Alcock

Name: Harry Alcock

Title: Executive Vice President

AIMCO PROPERTIES, L.P.

By:

AIMCO-GP, Inc.,

Its General Partner

By:

/s/ Harry Alcock

Name: Harry Alcock

Title: Executive Vice President